                                                                     EXHIBIT 1.2


                 DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION
             DISTRIBUTION FINANCIAL SERVICES RV/MARINE TRUST 2001-1

                             Asset Backed Securities

                                 TERMS AGREEMENT


                                                               November 20, 2001


To: Deutsche Recreational Asset Funding Corporation, as Depositor under the Trust Agreement dated as of November 1, 2001 (the "Trust Agreement").

Re: Underwriting Agreement dated November 20, 2001 (the "Standard Terms," and together with this Terms Agreement, the "Agreement").

         Series Designation: Series 2001-1.

         Terms of the Series 2001-1 Securities: Distribution Financial Services RV/Marine Trust 2001-1 Asset Backed Notes, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C and Class D Notes (the "Securities") will evidence beneficial ownership interest in a pool of Receivables having the characteristics described in the Prospectus Supplement dated the date hereof. Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, and Class D Notes (collectively, the "Offered Securities") are being sold pursuant to the terms hereof.

         Registration Statement:  File Number 333-56303.

         Certificate Ratings: It is a condition of Closing that at the Closing Date the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Securities be rated "AAA" by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P") and by Fitch, Inc. ("Fitch") and "Aaa" by Moody's Investors Service ("Moody's"); that the Class B Securities be rated "AA" by S&P and by Fitch; that the Class C Securities be rated "A" by S&P and by Fitch and that the Class C Securities be rated "BBB" by S&P and by Fitch.

         Terms of Sale of Offered Securities: The Depositor agrees to sell to Deutsche Banc Alex. Brown Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc. and J.P. Morgan

Securities Inc. (the "Underwriters") and each Underwriter agrees, severally and not jointly, to purchase from the Depositor the Offered Securities in the principal amounts and prices set forth beneath their respective names on
Schedule 1. The purchase price for each class of the Offered Securities shall be the applicable Purchase Price Percentage set forth in Schedule 1 multiplied by the applicable principal amount.

         Cut-off Date: October 31, 2001.

         Closing Date: 10:00 A.M., New York time, on or about November 27, 2001. On the Closing Date, the Depositor will deliver the Offered Securities to the Underwriters against payment therefore.

         Underwriter-Provided Information: The Depositor and DFS each acknowledge and agree that the information set forth in (i) the table immediately following the first paragraph under the caption "Underwriting" in the Prospectus Supplement dated November 20, 2001, (ii) the second and third paragraphs under such caption in such Prospectus Supplement and (iii) the table immediately following the third paragraph under such caption in such Prospectus Supplement, as such information relates to the Securities, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, the Prospectus or the Prospectus Supplement, and the Underwriters confirm that such statements are correct.

         Incorporation of the Standard Terms: Each of the provisions of the Standard Terms is incorporated herein by reference in its entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein and each of the representations and warranties set forth therein shall be deemed to have been made on and as of the date of this Terms Agreement, and the Standard Terms and this Terms Agreement shall be construed as, together, one and the same agreement. Without limiting the foregoing, Sections 14 through 17 of the Standard Terms are incorporated herein by reference in their entirety.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriters, Deutsche Recreational Asset Funding Corporation and Deutsche Financial Services Corporation.


                                     Very truly yours,

                                     DEUTSCHE BANC ALEX. BROWN INC.

                                     By:  /s/ Richard d'Albert
                                          --------------------
                                          Name: Richard d'Albert
                                          Title:  Managing Director

                                     By:  /s/ Richard V. Lawrence
                                          -----------------------
                                          Name:  Richard V. Lawrence
                                          Title: Vice President

                                          Acting on behalf of itself and as the
                                          Representative of the Underwriters
                                          named herein.

Accepted in New York, New York as of the date hereof:

DEUTSCHE RECREATIONAL ASSET FUNDING
CORPORATION

By:  /s/ Richard C. Goldman
     ----------------------
     Name:  Richard C. Goldman
     Title:  Vice President

By:  /s/ Joseph B. Thomas
     --------------------
     Name:  Joseph B. Thomas
     Title:  Treasurer

DEUTSCHE FINANCIAL SERVICES
CORPORATION

By:  /s/ Richard C. Goldman
     ----------------------
     Name:  Richard C. Goldman
     Title:  Executive Vice President

By:  /s/ Joseph B. Thomas
     --------------------
     Name:  Joseph B. Thomas
     Title:  Vice President

                                   Schedule 1


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                                                                 Amount           Amount           Amount
                                                              Purchased by     Purchased by     Purchased by         Amount
                              Initial          Purchase         Deutsche          Banc of         Banc One        Purchased by
                Interest     Principal          Price          Banc Alex.         America          Capital        J.P. Morgan
    Class         Rate        Amount          Percentage       Brown Inc.     Securities LLC    Markets, Inc.   Securities Inc.
---------------------------------------------------------------------------------------------------------------------------------
Class A-1          2.82%  $189,000,000        99.8490470%     $76,500,000      $37,500,000       $37,500,000       $37,500,000
---------------------------------------------------------------------------------------------------------------------------------

Class A-2          4.05%   $54,000,000        99.7950980%     $22,500,000      $10,500,000       $10,500,000       $10,500,000
---------------------------------------------------------------------------------------------------------------------------------

Class A-3          4.74%   $90,000,000        99.7366870%     $36,000,000      $18,000,000       $18,000,000       $18,000,000
---------------------------------------------------------------------------------------------------------------------------------

Class A-4          5.67%   $95,000,000        99.6597020%     $38,000,000      $19,000,000       $19,000,000       $19,000,000
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Class A-5          6.19%   $72,350,000        99.6033080%     $28,850,000      $14,500,000       $14,500,000       $14,500,000
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Class B            6.43%   $19,830,000        99.4975960%     $19,830,000
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Class C            6.86%    $9,270,000        99.4189170%      $9,270,000
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Class D            7.73%   $13,250,000        99.3041080%     $13,250,000
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Totals:                   $542,700,000      $541,211,081.49
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